EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the common stock of Shoulder Innovations, Inc. is filed on behalf of each of us.

Dated:  August 8, 2025

Arboretum Ventures VI, L.P.

By:

Arboretum Investment Manager VI, LLC

its

General Partner

By:

/s/ Jan L. Garfinkle

Name: Jan L. Garfinkle

Title: Managing Director

Arboretum Investment Manager VI, LLC

By:

/s/ Jan L. Garfinkle

Name: Jan L. Garfinkle

Title: Managing Director

Jan L. Garfinkle

/s/ Jan L. Garfinkle

Daniel M. Kidle

/s/ Daniel M. Kidle

Thomas M. Shehab

/s/ Thomas M. Shehab